EXHIBIT 23.0


                       RECKSON OPERATING PARTNERSHIP, L.P.
                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-67129) and in the related Prospectus of Reckson Operating Partnership L.P., of our report dated February 17, 2004, except for Note 15 as to which the date is March 15, 2004, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership L.P., included in this Annual Report Form 10-K for the year ended December 31, 2003.



New York, New York
March 15, 2004